Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of GoAmerica, Inc. for the registration of 400,000 shares of its common stock of our report dated March 20, 2006, with respect to the consolidated financial statements of GoAmerica, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

/s/WithumSmith+Brown, P.C.

New Brunswick, New Jersey
May 16, 2006